CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 23, 2013, relating to the financial statements and financial highlights which appear in the October 31, 2013 annual reports to shareholders of Invesco Balanced-Risk Allocation Fund, Invesco Balanced-Risk Commodity Strategy Fund, Invesco China Fund, Invesco Developing Markets Fund, Invesco Emerging Market Local Currency Debt Fund, Invesco Emerging Markets Equity Fund, Invesco Endeavor Fund, Invesco Global Health Care Fund, Invesco Global Markets Strategy Fund, Invesco International Total Return Fund, Invesco Pacific Growth Fund, Invesco Premium Income Fund and Invesco Select Companies Fund, thirteen of the funds constituting AIM Investment Funds (Invesco Investment Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Other Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 24, 2014